           As filed with the Securities and Exchange Commission on July 22, 1999
                                           Registration No. 333-________________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                              ------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                              ------------------

                              HELLO DIRECT, INC.
            (Exact name of Registrant as specified in its charter)

                              ------------------

           DELAWARE                                   94-3043208
           --------                                   ----------
    (State of incorporation)           (I.R.S. Employer Identification Number)

                               5893 Rue Ferrari
                          San Jose, California 95138
  (Address, including zip code, of Registrant's principal executive offices)

                              ------------------
                             1995 STOCK PLAN 1995
                             DIRECTOR OPTION PLAN
                           (Full title of the plans)

                              ------------------
                                Dean Witter III
                                 Secretary and
                            Chief Financial Officer
                              Hello Direct, Inc.
                               5893 Rue Ferrari
                          San Jose, California 95138
                                (408) 972-1990
(Name, address, and telephone number, including area code, of agent for service)

                              ------------------
                                   Copy to:
                             Barry E. Taylor, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

===================================================================================================================================
                                                CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                      Proposed              Proposed
                                                     Amount            Maximum               Maximum
            Title of Securities                      to be          Offering Price          Aggregate              Amount of
             to be Registered                     Registered         Per Share (1)      Offering Price (1)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.001 par value to be issued
  under 1995 Stock Plan; Common Stock issued      225,000 shares         $9.9375            $2,235,938                 $622
  under 1995 Stock Plan
-----------------------------------------------------------------------------------------------------------------------------------

  Common Stock, $0.001 par value, to be issued
  under 1995 Director Option Plan.                 75,000 shares         $9.9375            $  745,312                 $207
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                                          300,000 shares                            $2,981,250                 $829
-----------------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457 (h) on the basis of a per share price of $9.9375, which represents the average of the high and the low prices reported on the Nasdaq National Market on July 21, 1999.

================================================================================

                              HELLO DIRECT, INC.

                      REGISTRATION STATEMENT ON FORM S-8


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Hello Direct, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"):

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 filed pursuant to Section 13 of the Exchange Act

     (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 7, 1995 pursuant to Section 12(g) of the Exchange Act, and declared effective on April 6, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided in Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

     The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Company believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties.

     In addition, the Company has entered into contractual agreements (the "Agreements") with each director and certain officers of the Company designated by the Board, to indemnify such individuals to the full extent permitted by law.

     The Company carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


   Exhibit
   Number                                 Description
  ---------    -----------------------------------------------------------------
     4.1       1995 Stock Plan
     4.2       1995 Director Option Plan
     5.1       Opinion of counsel as to legality of securities being registered.
    23.1       Consent of counsel (contained in Exhibit 5.1).
    23.2       Consent of Independent Auditors.
    24.1       Power of Attorney (see page II-5)

Item 9.  Undertakings.

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 22, 1999.

                                    HELLO DIRECT, INC.


                                    By: /s/ Dean Witter III
                                        --------------------------------------
                                        Dean Witter III
                                        Chief Financial Officer and Secretary

                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints E. Alexander Glover and Dean Witter III and each of them, as his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in their capacities on July 22, 1999.


             Signature                                 Capacity
-------------------------------------  -----------------------------------------


/s/   E. Alexander Glover              President, Chief Executive Officer and
-------------------------------------  Director (Principal Executive Officer)
E. Alexander Glover

/s/   Dean Witter III                  Chief Financial Officer and Secretary
-------------------------------------  (Principal Financial and Accounting
Dean Witter III                        Officer)

/s/   John B. Mumford                  Chairman of the Board
-------------------------------------
John B. Mumford

/s/   John W. Combs                    Director
-------------------------------------
John W. Combs

/s/   Jerry Beckwith                   Director
-------------------------------------
Jerry Beckwith

/s/   William P. Sousa                 Director
-------------------------------------
William P. Sousa

/s/   Charles E. Volwiler              Director
-------------------------------------
Charles E. Volwiler

/s/   Steven J. Gomo                   Director
-------------------------------------
Steven J. Gomo

                               INDEX TO EXHIBITS


 Exhibit No.                             Description
-------------  -----------------------------------------------------------------
     4.1       1995 Stock Plan
     4.2       1995 Director Option Plan.
     5.1       Opinion of Counsel as to legality of securities being registered.
    23.1       Consent of Counsel (contained in Exhibit 5.1).
    23.2       Consent of Independent Auditors.
    24.1       Power of Attorney (see page II-5).